Exhibit 99.1
ELLINGTON FINANCIAL AND GREAT AJAX CORP. ANNOUNCE MUTUAL TERMINATION OF MERGER AGREEMENT
OLD GREENWICH, Conn. and NEW YORK, NY—October 20, 2023—Ellington Financial Inc. (NYSE: EFC) ("Ellington Financial"), a real estate investment trust investing in a diverse array of financial assets including residential and commercial mortgage loans, and Great Ajax Corp. (NYSE: AJX) (“Great Ajax”), a real estate investment trust that invests primarily in residential mortgage loans, jointly announced today they have agreed to terminate the merger agreement announced on July 3, 2023, effective immediately.
The termination was approved by both companies’ boards of directors after careful consideration of the proposed merger and the progress made towards completing the proposed merger. In addition, Ellington Financial has agreed to pay Great Ajax $16 million of which $5 million is payable in cash and $11 million was paid as consideration for 1,666,666 shares of Great Ajax common stock, which were purchased at a per share price of $6.60. Ellington Financial will now hold approximately 6.1% of Great Ajax’s stock. In addition, an affiliate of the external manager of Ellington Financial owned 273,983 shares of Great Ajax common stock as of June 30, 2023. Ellington Financial remains a securitization joint venture partner as well. The two companies intend to continue to work together on mortgage loan opportunities.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither Ellington Financial nor Great Ajax assumes any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Ellington Financial or Great Ajax anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Ellington Financial’s most recent Annual Report on Form 10-K and Great Ajax’s most recent Annual Report on Form 10-K and Ellington Financial’s and Great Ajax’s Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Ellington Financial and Great Ajax with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.
About Ellington Financial Inc.
Ellington Financial Inc. (NYSE: EFC) invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, LLC.
About Great Ajax Corp.
Great Ajax Corp. (NYSE: AJX) is a real estate investment trust that focuses primarily on acquiring, investing in and managing re-performing loans (“RPLs”) and non-performing loans (“NPLs”) secured by single-family residences and commercial properties. In addition to its continued focus on RPLs and NPLs, it also originates and acquires small balance commercial mortgage loans secured by multi-family retail/residential and mixed use properties. Great Ajax is externally managed by Thetis Asset Management LLC, an affiliated entity. Great Ajax’s mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity.
Contact
Ellington Financial Inc.
Investor Relations
(203) 409-3575
info@ellingtonfinancial.com
Great Ajax Corp.
Mary Doyle
Chief Financial Officer
(503) 444-4224
mary.doyle@great-ajax.com

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